Exhibit 32.1

Written Statement of President and Chief Executive Officer

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the President and Chief Executive Officer of the Mohegan Tribal Gaming Authority (the “Authority”), hereby certifies that, to his knowledge, on the date hereof:

(a)	the Annual Report on Form 10-K of the Authority for the fiscal year ended September 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Authority.

/s/ WILLIAM J. VELARDO
William J. Velardo
President and Chief Executive Officer
December 16, 2003

A signed original of this written statement required by Section 906 has been provided to the Authority and will be retained by the Authority and furnished to the Securities and Exchange Commission or its staff upon request.